UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2013 (January 10, 2013)
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                               QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)
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Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12326 Scott Drive Kingston, OK	73439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

 (Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In October 2012, the Company entered into new employment agreements with the Company’s Chief Executive Office, Chief Technology Officer and Vice President of Research and Development. Each of the new employment agreements become effective on January 1, 2013 and have a term of five years. In the case of Mr. Squires, he will receive an annual salary of $225,000 and a signing bonus of 5,000,000 shares of restricted Common Stock granted on March 29, 2013. On the same date, Mr. Squires will also be granted an option to purchase an additional 5,000,000 shares exercisable at $.03 per share and the options being fully vested and exercisable through March 29, 2023. In the event of termination of his services as a director, he is entitled to receive payment of $225,000 in one lump sum no later than 30 days after termination of his services as a director. Mr. Squires would also be eligible to receive a one year extension of the expiration date of his option. Messrs. Glass, Chief Technology Officer, and Doderer, Vice President of Research, have employment agreements with terms similar to those of Mr. Squires, except that Messrs. Glass and Doderer each receive an annual salary of $150,000 and potential termination pay from their services as a director, also in the amount of $150,000.

Item 3.02	Unregistered Sales of Equity Securities

The Company’s executive officers, directors and employees agreed to convert, effective January 11, 2013, an aggregate of $755,169 into 14,450,589 shares of restricted Common Stock and five year warrants to purchase 5,415,725 shares exercisable at $.05 per share over a period of five years. Each employee, officer and/or director who converted their salaries into Common Stock also received a 35% bonus on the amount converted which was also converted into Common Stock. Such persons who decided to convert their salaries into five year warrants exercisable at $.05 per share received a 25% bonus on the amount converted, which bonus was also converted into additional warrants.

On March 29, 2013, the Company is required to issue 15,000,000 shares of Common Stock and options to purchase an additional 15,000,000 shares of Common Stock in each case in the aggregate to three of the Company’s executive officers identified under Item 1.01 above.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2013, Robin Squires was elected Vice President – Administration. Mrs. Squires, age 30, has served the Company in administration and finance since November 2008. She receives a monthly fee of $5,000. In 2009, she received options to purchase 600,000 shares, exercisable at $.05 per share through October 2019. Effective January 11, 2013, Mrs. Squires converted accrued salary and bonuses into 3,309,570 shares of the Company’s Common Stock.

Executive Officers New Employment Contracts

Reference is made to Item 1.01 for a description of new employment contracts that became effective January 1, 2013 with three of the Company’s executive officers.

Item 8.01	Other Events

As previously announced in the Company’s Form 10-Q for the quarter ended September 30, 2012, the board of directors approved an increase in the number of authorized shares of its Common Stock from 200,000,000 shares to 300,000,000 shares, which is expected to be increased to  500,000,000 shares subject to stockholder approval of an amendment to the Company’s Articles of Incorporation. In January 2013, the board of directors established March 18, 2013 as the date to hold a special meeting of its stockholders at the Hyatt Hotel located at the DFW Airport in Dallas, Texas. Stockholders of record at the close of business on February 5, 2013 will be eligible to vote in person or by proxy at the special meeting. Each stockholder is expected to be mailed on or after February 11, 2013 a copy of the Company’s Proxy Statement, Proxy Card and return envelope.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	New Employment Agreement dated October 26, 2012 – Stephen Squires

10.2	New Employment Agreement dated October 26, 2012 – Robert A. Glass

10.3	New Employment Agreement dated October 26, 2012 – David Doderer

SIGNATURES

QUANTUM MATERIALS CORP.
(Registrant)

Date: January 22, 2013	By:	/s/ Stephen Squires
Stephen Squires
Chief Executive Officer

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